                                                                   EXHIBIT 99(A)

                    SOURCE ONE MORTGAGE SERVICES CORPORATION

                               OFFER TO EXCHANGE

                   % QUARTERLY INCOME CAPITAL SECURITIES (QUICS(SM))
            (SUBORDINATED INTEREST DEFERRABLE DEBENTURES, DUE 2025)

                                      FOR

                   8.42% CUMULATIVE PREFERRED STOCK, SERIES A
--------------------------------------------------------------------------------
                       THE EXCHANGE OFFER AND WITHDRAWAL
              RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                   ON               , 1995, UNLESS EXTENDED.
--------------------------------------------------------------------------------

                                                                          , 1995

To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

     We are enclosing the materials listed below relating to the offer of Source One Mortgage Services Corporation, a Delaware corporation (the "Company"), to
exchange up to $100,000,000 in aggregate principal amount of its      %
Quarterly Income Capital Securities (the "QUICS") (Subordinated Interest Deferrable Debentures, Due 2025) for any and all shares of its 8.42% Cumulative Preferred Stock, Series A, $.01 par value per share (the "Preferred Stock"), upon the terms and subject to the conditions set forth in the Prospectus dated
       , 1995 (the "Prospectus") and in the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

          1. The Prospectus;

          2. The Letter of Transmittal to be used by registered holders of shares of the Preferred Stock in accepting the Exchange Offer;

          3. A printed form of letter which may be sent to your clients for whose account you hold shares of the Preferred Stock in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

          4. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if shares of the Preferred Stock are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis;

          5. A Questions and Answers pamphlet which has been sent to holders and which may be used by you in responding to inquiries from your clients;

          6. A letter from the Chairman of the Company to the holders of the Preferred Stock; and

          7. A return envelope addressed to First Chicago Trust Company of New York, the Exchange Agent.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY.

     PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON               , 1995, UNLESS EXTENDED.

     The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding the Prospectus and the related documents

---------------

(SM) Lehman Brothers has applied for a service mark for QUICS.
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to the beneficial owners of shares of the Preferred Stock held by them as nominees or in a fiduciary capacity and in handling or forwarding tenders for their customers.

     The Company will pay to a Soliciting Dealer (as herein defined) a solicitation fee of $.50 per share of the Preferred Stock for any share validly tendered and accepted for exchange pursuant to the Exchange Offer. "Soliciting Dealer" includes (i) any broker or dealer in securities, including any Dealer Manager in its capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member or (iii) any bank or trust company. In order for a Soliciting Dealer to receive a solicitation fee with respect to the tender of shares of the Preferred Stock, the Exchange Agent must either have received a Letter of Transmittal with the portion thereof entitled "Notice of Solicited Tenders" properly completed and duly executed prior to the Expiration Time or, if shares of Preferred Stock are being tendered by book-entry transfer made to an account maintained by the Exchange Agent with The Depository Trust Company, Midwest Securities Trust Company or Philadelphia Depository Trust Company, the Soliciting Dealer must return a properly completed and duly executed Notice of Solicited Tenders (included as page four of this letter) to the Exchange Agent within three New York Stock Exchange trading days after the Expiration Time.

     No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a tendering holder (other than itself). Soliciting Dealers are not entitled to a solicitation fee with respect to shares of the Preferred Stock beneficially owned by such Soliciting Dealer or with respect to any shares which are registered in the name of a Soliciting Dealer unless such shares are held by such Soliciting Dealer as nominee and are tendered for the benefit of beneficial holders identified in the Letter of Transmittal. The Dealer Managers may not, until the Expiration Time, buy, sell, deal or trade in the shares of the Preferred Stock for their account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Exchange Agent, the Dealer Managers or the Information Agent for purposes of the Exchange Offer.

     The Company expressly reserves the right, in its sole discretion, to (i) extend, amend or modify the terms of the Exchange Offer in any manner and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any shares of the Preferred Stock if the "Minimum Condition" (as defined in the Prospectus) or additional conditions set forth in "The Exchange Offer -- Conditions of the Exchange Offer" are not satisfied or waived by the Company. See "The Exchange Offer -- Expiration; Extension; Termination; Amendment" in the Prospectus.

     Additional copies of the enclosed materials may be obtained by contacting D.F. King & Co., Inc., the Information Agent, at 77 Water Street, New York, New York 10005, 1-800-669-5500 (toll-free).

Very truly yours,

LEHMAN BROTHERS
                MERRILL LYNCH & CO.
                                 PAINEWEBBER INCORPORATED
                                              PRUDENTIAL SECURITIES
                                                    INCORPORATED
                                                         SMITH BARNEY INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF SOURCE ONE MORTGAGE SERVICES CORPORATION, THE DEALER MANAGERS, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR AUTHORIZE YOU TO MAKE ANY STATEMENT OR USE ANY DOCUMENT IN CONNECTION

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

WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE
STATEMENTS CONTAINED THEREIN.

Enclosures

THE DEALER MANAGERS FOR THE EXCHANGE
             OFFER ARE:

  LEHMAN BROTHERS
     Liability
 Management Group
    Three World
 Financial Center
 200 Vesey Street
New York, NY 10285
   Contact: Roy
    Henriksson
  1-800-438-3242
    (toll free)       MERRILL LYNCH & CO.
  (212) 528-7581    World Financial Center
     (collect)            North Tower
                      New York, NY 10281
                        (212) 236-4565      PAINEWEBBER INCORPORATED
                           (collect)             1285 Avenue of
                                                  the Americas
                                               New York, NY 10019
                                                 (800) 324-0210          PRUDENTIAL
                                                   (toll-free)           SECURITIES
                                                                        Incorporated
                                                                     One New York Plaza
                                                                     New York, NY 10292     SMITH BARNEY INC.
                                                                       (212) 778-4040     388 Greenwich Street
                                                                          (collect)        New York, NY 10013
                                                                                           Contact: Paul Galant
                                                                                              (800) 813-3754
                                                                                               (toll-free)

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

                          NOTICE OF SOLICITED TENDERS

     List below the number of shares of Preferred Stock whose tender you have solicited. All shares of Preferred Stock beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the tables below. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent. If the space below is inadequate, list the shares of Preferred Stock on a separate signed schedule and affix the list to this Notice of Solicited Tenders. PLEASE DO NOT COMPLETE THE SECTIONS OF THE TABLE HEADED "TO BE COMPLETED ONLY BY EXCHANGE AGENT".

     ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE AT THE ADDRESS SET FORTH IN THE BACK COVER OF THE PROSPECTUS. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE PROSPECTUS.

                                                  TO BE            TO BE                             TO BE
                                                COMPLETED        COMPLETED          TO BE          COMPLETED
                                                  BY THE           BY THE         COMPLETED         ONLY BY
                                                SOLICITING       SOLICITING        ONLY BY         EXCHANGE
                                                  DEALER           DEALER       EXCHANGE AGENT       AGENT
                                             ----------------    ----------    ----------------    ---------
                                             NUMBER OF SHARES    VOI TICKET    NUMBER OF SHARES    FEE $0.50
            BENEFICIAL OWNERS                    TENDERED         NUMBER*          ACCEPTED        PER SHARE
------------------------------------------   ----------------    ----------    ----------------    ---------
Beneficial Owner No. 1....................
                                                 -------         ----------        -------         ---------
Beneficial Owner No. 2....................
                                                 -------         ----------        -------         ---------
Beneficial Owner No. 3....................
                                                 -------         ----------        -------         ---------
Beneficial Owner No. 4....................
                                                 -------         ----------        -------         ---------
Beneficial Owner No. 5....................
                                                 -------         ----------        -------         ---------
     Total................................
                                                 -------         ----------        -------         ---------

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* Complete if shares of Preferred Stock are delivered by book-entry transfer.

     All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

     The undersigned hereby confirms that; (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder. In connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus; (iii) in soliciting tenders of shares of Preferred Stock, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.

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Printed Firm Name

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Authorized Signature

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Area Code and Telephone Number

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Address

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Attention

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City, State, Zip Code

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